EXHIBIT 24

                                POWER OF ATTORNEY

      The undersigned Directors of the Penn Traffic Company, a Delaware corporation which proposes to file with the Securities and Exchange Commission, Washington, D.C. under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 with respect to certain shares of its common stock to be issued to employees pursuant to the Corporation's 1999 Equity Incentive Plan and the Non-Employee Directors' Stock Option Plan, hereby constitutes and appoints Martin A. Fox and Francis D. Price as his or her attorney, with full power of substitution and resubstitution, for and in his or her name, place and stead, to sign and file the proposed Registration Statement and any and all amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 30th day of September, 1999.

          NAME                               DATE
          ----                               ----


/s/  Gary D. Hirsch            September 30, 1999
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     Gary D. Hirsch


/s/ Joseph V. Fisher           September 30, 1999
-------------------------
    Joseph V. Fisher
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/s/ Martin A. Fox              September 30, 1999
-------------------------
    Martin A. Fox


/s/ Kevin P. Collins           September 30, 1999
-------------------------
    Kevin P. Collins


/s/ Gabriel Nechamkin          September 30, 1999
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    Gabriel Nechamkin


/s/ Mark Sonnino               September 30, 1999
-------------------------
    Mark Sonnino